Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-44254 of Syms Corp on Form S-8 of our report dated April 24, 2003, appearing in the Annual Report on Form 10-K of Syms Corp for the year ended March 1, 2003.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey

October 20, 2003